Exhibit 11


                            NORDSON CORPORATION
                     CALCULATION OF EARNINGS PER SHARE
      (Dollars and shares in thousands except for per share amounts)


                                            Thirteen Weeks Ended
                                    February 2, 1997      January 28, 1996
                                    ----------------      ----------------


PRIMARY:

Weighted average number of common
  shares outstanding during the
  period                                 17,518                17,960

Effect of Company stock plans
  based on the treasury stock
  method using average market
  price                                     352                   357
                                         ------                ------
Total weighted average common shares
  and common share equivalents           17,870                18,317
                                         ======                ======
Net income                               $9,237                $9,289
                                         ======                ======
Earnings per share                       $  .52                $  .51
                                         ======                ======

FULLY DILUTED:

Weighted average number of common
  shares outstanding during the
  period                                 17,518                17,960

Effect of Company stock plans
  based on the treasury stock
  method using the higher of
  ending or average market
  price                                     420                   357
                                         ------                ------
Total weighted average common shares
  and common share equivalents           17,938                18,317
                                         ======                ======
Net income                               $9,237                $9,289
                                         ======                ======
Earnings per share                       $  .51                $  .51
                                         ======                ======


                                    13